Exhibit 10.2

September 30, 2015

Ms. Amanda L. Houghton
c/o Healthcare Trust of America, Inc.
16435 North Scottsdale Road, Suite 320
Scottsdale, AZ 85254

Re:	Extension of Amended and Restated Employment Agreement

Dear Amanda:

Reference is made to the Amended and Restated Employment Agreement between you and Healthcare Trust of America, Inc. (the “Company”), dated as of January 1, 2013 (the “Employment Agreement”). This letter agreement amends the term of the Employment Agreement as set forth below.
1. Effective as of the date set forth above, Section 2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:
“SECTION 2
EMPLOYMENT PERIOD
Unless earlier terminated pursuant to Section 7 hereof, the term of the Executive’s employment hereunder in the position referenced under Section 3 shall begin as of the Effective Date and shall conclude on July 1, 2016 (the “Employment Period”). For purposes of clarity, as provided in Section 8.7 hereof, a termination of the Executive’s employment upon the expiration of the Employment Period shall not constitute either a termination of the Executive’s employment by the Company without “Cause” or grounds for a termination by the Executive for “Good Reason” for purposes of this Agreement.”
2. Effective as of the date set forth above, references to the “Original Term” and the “Renewal Term” in Section 8.7 of the Employment Agreement are hereby amended to refer to the Employment Period (as defined above) then in effect.
Except as expressly set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its current terms. This letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If this letter accurately sets forth our understanding with respect to the foregoing matters, please indicate your acceptance by signing this letter and returning it to the undersigned. This letter shall be a binding agreement between the Company and you. A duplicate copy of this letter is included for your records.

Healthcare Trust of America, Inc.

By:	/s/ Robert A. Milligan

Its:	Chief Financial Officer

Accepted and Agreed:

/s/ Amanda L. Houghton

Amanda L. Houghton
Date: September 30, 2015